Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Aircastle Limited
Julia Hallisey
Tel: + 1-203-504-1063
Aircastle Takes Delivery of the First of Three New Airbus A330 Freighter Aircraft
Stamford, CT. September 7, 2010 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) announced today that it has taken delivery of the first of the three freighter aircraft in the Company’s A330 order stream and placed it on long-term lease to Hong Kong Airlines. The three A330-200F freighters, which will be equipped with Rolls-Royce Trent 772B engines, will be operated on services linking Hong Kong with destinations across Asia, the Middle East and Europe. These are the first freighter aircraft to deliver as part of Aircastle’s new Airbus Model A330 acquisition program. The remaining two freighter aircraft are expected to deliver in late 2010 and early 2011.
Debt financing for this aircraft purchase was arranged and provided by Citibank, N.A. and supported by a guarantee from Compagnie Francaise d’Assurance pour le Commerce Exterieur, the French export credit agency. The debt for this transaction bears interest at a rate of 2.645% per annum and will be repaid over the twelve-year term of the lease with Hong Kong Airlines.
“The air cargo business is experiencing a strong recovery, and we are excited to work with Hong Kong Airlines to introduce the most modern and efficient freighter aircraft in its class to this market,” commented Ron Wainshal, Chief Executive Officer of Aircastle. “We believe the Airbus A330 freighter is a great long-term investment, and completing this delivery and the related financing represents another important milestone for our A330 program.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 63 lessees located in 36 countries.

Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted Net Income and Adjusted Net Income plus Depreciation and Amortization and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by volcanic activity and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2009 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
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